Exhibit 10.6

NON-EMPLOYEE DIRECTOR CHANGE IN CONTROL AGREEMENT

This Non-Employee Director Change in Control Agreement (this “Agreement”) is made effective as of December _____, 2011 (the “Effective Date”), by and between Adams Resources & Energy, Inc., a Delaware corporation (the “Company”), and Larry E. Bell (the “Director”).

WHEREAS, the Company considers it to the best interests of its shareholders to foster the continuous service of the Company’s non-employee directors. In this regard, the Company’s Board of Directors (the “Board”) has decided to reinforce and encourage the continued attention and dedication of non-employee members of the Board to their duties without the distraction arising from the possibility of a change in control of the Company.

WHEREAS, the Company hereby agrees that as of the Effective Date, the Director shall receive the benefits set forth in this Agreement in the event of a Change in Control (as defined below).

1.          Term of Agreement.  This term of this Agreement (the “Term”) shall commence on the Effective Date and terminate on December 5, 2014, subject to earlier termination in accordance with the provisions of Section 2 below.

2.          Termination of Position.  For purposes of this Agreement only, a Termination of Position shall exist if Director’s position on the Board of Directors is terminated for any reason other than as a result of (i) Director’s permanent disability or death, resignation or retirement, (ii) willful breach of duty by Director, (iii) any act of fraud or other conduct by Director which demonstrates gross unfitness for service, or (iv) Director’s conviction (or entry of plea of guilty, nolo contender or the equivalent) for any crime involving moral turpitude, dishonesty or breach of trust or any felony which is punishable by imprisonment in the jurisdiction involved.  If Director’s position on the Board is terminated for any of the reasons set forth in sub-clauses (i) through (iv) in this Section 2 during the Term, this Agreement shall immediately terminate and be of no further force and effect.

3.          Change in Control.

(a)          In the event of a Change in Control at any time during the Term of this Agreement, and Director’s Termination of Position within twelve (12) months following the date of such Change in Control, then the Company shall pay to the Director a lump-sum cash amount within 30 days following Termination of Position equal to two (2) times the Director’s annual non-employee director compensation fees as reflected in the Company’s most recent Proxy Statement filing with the Securities and Exchange Commission at the time of Termination of Position.

(b)          For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(i)           the common stock, $.10 par value of the Company (the “Common Stock”) owned by KSA Industries, Inc., K. S. Adams, Jr., and the Estate of Nancy N. Adams deceased, and their children and grandchildren is less in the aggregate than thirty-five percent (35%) of the then issued and outstanding Common Stock;

(ii)           the consummation of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation do not own 50% or more of the outstanding voting shares of the continuing or surviving entity immediately after such merger or consolidation (whether or not such transaction is approved by the Board),

(iii)           the sale, lease exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company,

(iv)           the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(v) the individuals constituting the Board as of the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Directors on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination), such new director shall be considered an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(vi)           without the approval of the Board, any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, who shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% percent or more of the combined voting power of the Company’s then-outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

4.           Successors; Binding Agreement.  This Agreement shall inure to the benefit of and be enforceable by Director and Director’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  The Company will require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to be obligated to perform this Agreement (whether by reason of express assumption by the Successor or by operation of law) in the same manner and the same extent that the Company would be required to perform if no such succession had taken place.

5.           Notice.  For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below provided that all notices to the Company shall be directed to the attention of its Chief Financial Officer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

Adams Resources & Energy, Inc.                                                 Larry E. Bell
P. O. Box 844                                                                                     Frontier Oil
Houston, TX 77001                                                                          10000 Memorial Drive #600
Attn: R. B. Abshire, Chief Financial Officer                                 Houston, TX 77024-3411

5.           Amendments; Waiver.    No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Director and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

6.           Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.

7.           Section Headings.  The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

8.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

10.           Entire Agreement; No Other Representations.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, any prior agreement or policy to which Director is a party with respect to any acceleration of vesting of Director’s stock options and/or lapsing of restrictions on Director’s restricted stock as a result of a Change in Control.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

ADAMS RESOURCES & ENERGY, INC.

By:
Name:
Title:

DIRECTOR

                         Larry E. Bell, Director